UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) APRIL 1, 2014

NOBILIS HEALTH CORP.
(Exact name of registrant as specified in its charter)

British Columbia	000-55274	98-1188172
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

4120 Southwest Freeway, Suite 150, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(713) 355-8614

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 31,2015, the Nobilis Health Corp. (the “Company”) closed a $25 million debt financing facility with GE Capital, Healthcare Financial Services (“GE”). The facility will be used to support Nobilis’ growth efforts, provide a new revolving line as working capital and repay certain of the Company’s existing outstanding indebtedness, including the $12 million sellers’ note related to Nobilis’ acquisition of Athas Health in December 2014.

Pursuant to the Credit Agreement and ancillary agreements (collectively, the “Loan Agreement”) the term loan bears interest at a rate of 4% plus LIBOR per annum and amortizes over 20 years with required quarterly payments of principal and interest until the loan matures in March 2020. The revolving loan also bears interest at a rate of 4% plus LIBOR per annum and amounts borrowed under the revolver may be repaid and reborrowed periodically with a maturity of March 2020. The credit facility is collateralized by the accounts receivable and physical equipment of all 100% owned subsidiaries as well as the Company’s ownership interest in all less-than-wholly owned subsidiaries. The new credit facility serves to refinance all previously held debt and lines of credit and provide $5.0 million for working capital. Closing costs associated with the credit facility were approximated $0.6 million.

The Company may voluntarily prepay the Term Loan, in full or in part, in an amount greater than or equal to $100,000 upon two business days’ prior written notice, in each instance without penalty or premium.

Pursuant to the terms of the Loan Agreement, the Company granted GE, as the Agent, for the benefit of the Agent and Lenders, a security interest in the Company’s and the Company’s wholly-owned subsidiaries’ personal property of every kind, including, without limitation, their accounts, chattel paper, commercial tort claims, deposit accounts, documents, equipment, financial assets, fixtures, goods, instruments, investment property, inventory, securities, supporting obligations, cash, cash equivalents, other contract rights, general intangibles, intellectual property, all books and records relating to the foregoing property, and all substitutions, replacements or exchanges therefor, and all proceeds, insurance claims, products, profits and other rights to payments not otherwise described above.

The Loan Agreement requires that the Company adhere to certain affirmative and negative covenants, including, without limitation, financial reporting requirements and a prohibition against the incurrence of indebtedness, or creation of additional liens, other than as specifically permitted by the terms of the Loan Agreement. The Agent may accelerate the payment terms of the Loan Agreement upon the occurrence of certain events of default set forth in the Loan Agreement, which include the failure of the Company to make timely payments of amounts due under the Loan Agreement, the failure of the Company to adhere to the covenants set forth in the Loan Agreement, and the insolvency of the Company.

ITEM 2.03.     CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET
                         ARRANGEMENT OF A REGISTRANT.

The contents of Item 1.01 are incorporated by reference into this item.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit
Number	Exhibit Description

1.1 *	Credit Agreement

1.2 *	Term Note

1.3 *	Revolving Note

1.4 *	Guaranty and Security Agreement

* Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBILIS HEALTH CORP.

/s/ Harry Fleming
Harry Fleming
President and Director

Date: April 1, 2015